Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,082	$1,492
Short-term investments	776	1,318
Accounts receivable, net	104	96
Mortgage loans held for sale	159	100
Prepaid expenses and other current assets	210	140
Restricted cash	3	3
Total current assets	2,334	3,149
Contract cost assets	25	23
Property and equipment, net	360	328
Right of use assets	59	73
Goodwill	2,823	2,817
Intangible assets, net	207	241
Other assets	21	21
Total assets	$5,829	$6,652
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$30	$28
Accrued expenses and other current liabilities	105	107
Accrued compensation and benefits	57	47
Borrowings under credit facilities	145	93
Deferred revenue	62	52
Lease liabilities, current portion	14	37
Convertible senior notes, current portion	418	607
Total current liabilities	831	971
Lease liabilities, net of current portion	83	95
Convertible senior notes, net of current portion	—	1,000
Other long-term liabilities	67	60
Total liabilities	981	2,126
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,733	6,301
Accumulated other comprehensive loss	(3)	(5)
Accumulated deficit	(1,882)	(1,770)
Total shareholders’ equity	4,848	4,526
Total liabilities and shareholders’ equity	$5,829	$6,652

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$554	$474	$2,236	$1,945
Cost of revenue (1)	134	115	527	421
Gross profit	420	359	1,709	1,524
Operating expenses:
Sales and marketing (1)	202	165	790	658
Technology and development (1)	149	141	585	560
General and administrative (1)	138	146	524	553
Impairment and restructuring costs	—	10	6	19
Acquisition-related costs	—	2	1	4
Total operating expenses	489	464	1,906	1,794
Loss from operations	(69)	(105)	(197)	(270)
Gain (loss) on extinguishment of debt	—	1	(1)	1
Other income, net	26	43	127	151
Interest expense	(8)	(9)	(36)	(36)
Loss before income taxes	(51)	(70)	(107)	(154)
Income tax expense	(1)	(3)	(5)	(4)
Net loss	$(52)	$(73)	$(112)	$(158)
Net loss per share - basic and diluted	$(0.22)	$(0.32)	$(0.48)	$(0.68)
Weighted-average shares outstanding - basic and diluted	236,329	232,972	234,077	233,575
(1) Includes share-based compensation expense as follows:
Cost of revenue	$3	$4	$14	$16
Sales and marketing	20	17	77	70
Technology and development	41	43	165	166
General and administrative	55	45	192	199
Total share-based compensation	$119	$109	$448	$451
Adjusted EBITDA (2)	$112	$69	$498	$391
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Year Ended December 31,
	2024	2023
Operating activities
Net loss	$(112)	$(158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	240	187
Share-based compensation	448	451
Amortization of right of use assets	10	35
Amortization of contract cost assets	19	21
Amortization of debt issuance costs	4	5
Loss (gain) on extinguishment of debt	1	(1)
Impairment costs	6	16
Accretion of bond discount	(27)	(35)
Other adjustments to reconcile net loss to net cash provided by operating activities	14	(2)
Changes in operating assets and liabilities:
Accounts receivable	(8)	(24)
Mortgage loans held for sale	(59)	(59)
Prepaid expenses and other assets	(74)	(17)
Contract cost assets	(21)	(21)
Lease liabilities	(35)	(30)
Accounts payable	2	6
Accrued expenses and other current liabilities	—	(18)
Accrued compensation and benefits	10	(1)
Deferred revenue	8	1
Other long-term liabilities	2	(2)
Net cash provided by operating activities	428	354
Investing activities
Proceeds from maturities of investments	1,042	1,287
Proceeds from sales of investments	237	—
Purchases of investments	(706)	(664)
Purchases of property and equipment	(143)	(135)
Purchases of intangible assets	(28)	(30)
Cash paid for acquisitions, net	(7)	(433)
Net cash provided by investing activities	395	25
Financing activities
Net borrowings on warehouse line of credit and repurchase agreements	52	56
Repurchases of Class A common stock and Class C capital stock	(301)	(424)
Settlement of long-term debt	(1,196)	(56)
Proceeds from exercise of stock options	212	72
Net cash used in financing activities	(1,233)	(352)
Net increase (decrease) in cash, cash equivalents and restricted cash during period	(410)	27
Cash, cash equivalents and restricted cash at beginning of period	1,495	1,468
Cash, cash equivalents and restricted cash at end of period	$1,085	$1,495
Supplemental disclosures of cash flow information
Cash paid for interest	$35	$28
Cash paid for taxes	6	6
Noncash transactions:
Write-off of fully depreciated property and equipment	$85	$63
Capitalized share-based compensation	72	73
Write-off of fully amortized intangible assets	24	5
Initial fair value of contingent consideration recognized in connection with an acquisition	—	81
Value of Class C capital stock issued in connection with an acquisition	—	20

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of share-based compensation, impairment and restructuring costs, acquisition-related costs, loss (gain) on extinguishment of debt and income taxes. This measure is not a key metric used by our management or board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of share-based compensation, impairment and restructuring costs, acquisition-related costs, loss (gain) on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss, as reported	$(52)	$(73)	$(112)	$(158)
Share-based compensation	119	109	448	451
Impairment and restructuring costs	—	10	6	19
Acquisition-related costs	—	2	1	4
Loss (gain) on extinguishment of debt	—	(1)	1	(1)
Income taxes	1	3	5	4
Net income, adjusted	$68	$50	$349	$319
Non-GAAP net income per share:
Basic	$0.29	$0.21	$1.49	$1.37
Diluted	$0.27	$0.20	$1.38	$1.26
Weighted-average shares outstanding:
Basic	236,329	232,972	234,077	233,575
Diluted	259,488	261,727	261,299	263,179
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Denominator for basic calculation	236,329	232,972	234,077	233,575
Effect of dilutive securities:
Option awards	8,933	1,493	4,206	1,776
Unvested restricted stock units	4,382	1,816	2,669	2,382
Convertible senior notes due in 2024 and 2026	9,844	25,446	20,347	25,446
Denominator for dilutive calculation	259,488	261,727	261,299	263,179

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages), recast for prior periods, as described in our Form 10-K for the fiscal year ended December 31, 2024:

	Three Months Ended December 31,		2023 to 2024 % Change	Year Ended December 31,		2023 to 2024 % Change
	2024	2023		2024	2023
Visits (1)	2,057	1,988	3%	9,308	8,983	4%
Average monthly unique users (2)	204	199	3%	221	220	—%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with an internal measurement tool and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with an internal measurement tool and Trulia measures unique users with Adobe Analytics.
The following table presents our For Sale revenue per Total Transaction Value (“TTV”) for the periods presented:

	Three Months Ended December 31,		2023 to 2024 % Change	Year Ended December 31,		2023 to 2024 % Change
	2024	2023		2024	2023
For Sale revenue (in millions)	$428	$371	15%	$1,739	$1,548	12%
Total transaction value (in trillions) (1)	$0.4	$0.4	15%	$1.7	$1.6	6%
For Sale revenue per total transaction value (in basis points)	10.7	9.3	15%	10.1	9.6	5%

(1) TTV is calculated as the number of existing residential homes sold during the relevant period multiplied by the average sales price of existing residential homes sold during the same period according to residential real estate data collected and estimated by Zillow Group, as published monthly on our site. Estimate for three months and year ended December 31, 2024 is as of January 2025.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended December 31,		2023 to 2024 % Change	Year Ended December 31,		2023 to 2024 % Change
	2024	2023		2024	2023
Purchase loan origination volume	$923	$487	90%	$3,092	$1,534	102%
Refinance loan origination volume	13	4	225%	27	16	69%
Total loan origination volume	$936	$491	91%	$3,119	$1,550	101%